UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 10, 2015 (February 20, 2015)

KALLO INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53183
(Commission File No.)

675 Cochrane Drive
West Tower, Suite 630
Markham, Ontario
Canada   L3R 0B8
(Address of principal executive offices and Zip Code)

(416) 246-9997
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  REGULATION FD DISCLOSURE

On February 20, 2015, His Excellency, Alpha Conde, President of the Republic of Guinea and, on behalf of the government, extends his deepest sympathy to the families who have lost a loved one during the Ebola outbreak. As early as 2013, the Ministry of Health had developed a proactive commitment to provide a higher standard of healthcare to rural areas.  In January 2014, prior to the Ebola outbreak, the government signed an agreement with Kallo Inc., a United States Corporation head quartered in Canada. In addition to bringing a wider range of health services for people living in hard-to-reach rural areas, the agreement with Kallo Inc. will support the government's efforts to accelerate the progress towards its Millenium Development Goals.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press Release from Alpha Conde, President of the Republic of Guinea, dated February 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 10th day of March, 2015.

KALLO INC.

BY:	VINCE LEITAO
Vince Leitao, President